Exhibit 3.1

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Larry Powalisz
4421 Gabriella Ln
Winter Park, Fl, FL 32792, USA

Work Order #: W2026060200683
June 2, 2026
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 775936

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20265782428	6/2/2026 10:23:16 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7804209845006041803088	Success	$175.00
Credit Card	Service Fee	Success	$4.38
Total			$179.38

Credit Balance: $0.00

Larry Powalisz
4421 Gabriella Ln
Winter Park, Fl, FL 32792, USA

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

06/02/2026

Work Order Item Number:	W2026060200683 - 5252580
Filing Number:	20265782428
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	06/02/2026 10:23:16 AM
Filing Page(s):	8

Indexed Entity Information:

Entity ID: C1182-1975

Entity Name: ADIA MED, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
PREMIER LEGAL GROUP
1333 N BUFFALO DR STE 210, LAS VEGAS, NV 89128, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1
Commercial Recording

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

Name of entity as on file with the Nevada Secretary of State : ADIA NUTRITION, INC. Entity or Nevada Business Identification Number (NVID) : NV19751001879 1. Entity information Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60% Or No action by stockholders are required Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT This form must be accompanied by appropriate fees. page 1 of 3 Business Number C1182 - 1975 Filed in the Office of Filing Number 20265782428 Secretary of State State Of Nevada Filed On 06/02/2026 10:23:16 AM Number of Pages 8

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 06/02/2026 Time: 02:00 PM

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☑ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Entity Name: ADIA MED, INC.

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X Lawrence Powalisz — Officer

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees. page 2 of 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 3 of 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Name - Reservation, Consent or Release TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT - SUBMIT THE FILING WITH A CUSTOMER ORDER INSTRUCTION FORM AND PAYMENT Name Reservation This filing is used to Reserve an entity name to be used at a later date when filing formation or amendment documents, the name will be reserved for 90 days. I, Adia Nutrition, Inc. , hereby request the following name to be reserved for the period of 90 days: ADIA MED, INC. (Do not include a corporate ending) Holder of the Reservation: Adia Nutrition, Inc. USA Name Country 4421 Gabriella Ln Winter Park FL 32792 Business Address City State Zip/Postal code The above reservation must be accompanied by a $25.00 filing fee. An additional $25.00 required if requesting 24 hour expedited service. Name Consent or Name Reservation Release Consent to allow another party to use an entity name already on file with the Secretary of State. Release the name Reservation to another party for use in filing formation or amendment documents. Note: If submitting a Name Release or Name Consent the form will need to be notarized. I, , hereby give consent/release for the The person who is the current holder of the entity name entity name of to Entity name having consent or being released for use. The person the name is being released to Signed: X Signature of current holder of name (document must be signed before a notary public) State of County of This document was acknowledged before me on by date name of person being notarized Signature of notary public This form must be accompanied by appropriate fees. page 1 of 1 Filed in the Office of Business Number E56696412026 - 8 Filing Number 20265669639 Secretary of State Filed On State Of Nevada 04/14/2026 12:35:42 PM Number of Pages 1 Business Number C1182 - 1975 Filed in the Office of Filing Number 20265782428 Secretary of State State Of Nevada Filed On 06/02/2026 10:23:16 AM Number of Pages 8

Business Number C1182 - 1975 Filed in the Office of Secretary of State State Of Nevada Filing Number 20265782428 Filed On 06/02/2026 10:23:16 AM Number of Pages 8

all necessary consents , and to take any and all other actions which any such officer may deem necess a ry, appropriate , or advisable to affect the Corpora t e Name Change. OMNIBUS RESOLUTION RESOLVED , that the officers of the Company , or any one or more of them , be, and th e y h e reby are, authorized and empowered, fo r and on behalf of the Company , to (i) execute and deliver a ny and all applic a tions , agreemen ts, documents , in s truments , and c e rtificates ; (ii) incur such co s ts and expenses ; and (iii) do any and all acts a nd things that they deem , in the exercise of their discretion , necessary , desirable , or appropriate in connection with these r esolutions , with the e x ecution and delivery of such applications, agreements , documents , instruments , and certificates to constitute conclusive proof of the appropriateness thereof; and it is further ; and , RESOLVED , that the Board hereby ratifie s, approves , and confirms in all respects any and all actions taken on behalf of the Company by any officer , director , employee , agent or attorney of , or acting on behalf of , the Company heretofore and in connection with the foregoing resolution . CERTIFICATION We , the undersigned , hereby certify that the foregoing is a true and correct copy of a Resolution duly passed by the written consent of the Board of Adia Nutrition, Inc . and t hat the said Resolution is now in full force and effect . 6FD Rebecca Miller, CFO and Director , • - � · ;i v ' eu; ;_ , , - ._ S H E LLON MAXW E L L [ ? ( � � \ Notar y Pub l ic - S t a te of Flo ri da ' - { � � :' Co mm is s ion n H H3 55697 · - •.f!t. � '::. - ·· My Com m. Ex pi re s Jan 30 , 2 0 27 � - -------- � ""· State ot j>; \ .1.)(()1 � County of - 5t' � ,nu \ e_ Swori,., t o(or affirmed) and subscdt:,ed, befo � e me b r rne c1 ns of 19'Physical Presence, .,.OR: - D Online - Nota r izati•n. lp th i s ;).Nl day - of . (J \ ,1,A e, . . . . ;} - (fl..; • - (Date) • {Month) ' • (Year) bv \ _,. � iv1 - fl' \ <L A . 'ft \ wc.. \ \ $2 ,.. € , J . tl - ,e (L � ll . . YY \ .ll � r ..., • • (Na · , o J _ f W n1) , (Name - of Notary Public) Pe � onally Known OR ProduceQ lpentifttlon / Type of Identification Produ ( e d \ J C \ h . cr=;

Business Number C1182 - 1975 Filed in the Office of Filing Number 20265782428 Secretary of State State Of Nevada Filed On 06/02/2026 10:23:16 AM Number of Pages 8

SHAREHOLDER CERTIFICATION I , Larry Powalisz of Legends Investment Properties LLC , hereby certify that I have re ad, understand , and approve the foregoing Shareholder Resolution of Adia Nutrition, Inc . , by virt u e of my position as t he owner of the majority of the voting shares the Company , such resolution is hereby duly ratified and approved . CLASS OF SHARES NO . OF SHARES % OF VOTING SHARES 2022 Series A Preferred 60% of all voting shares of common and preferred stock ent Properties LLC ,, �� . ....... . - -- . - ... - . - - 1 ' ..,;; iv}iii, ·•._ S HE LLONMAXWEL L if : � ';f;:i•.¥: \ Notar y Pu b l ic - S t ate of Fl o ri da \ � f• • $/ Co mmi ss ion # HH 355 6 97 ·· - • � ,,, fl t ,,f � � / My Co mm . E xp i res Jan 3 0 , 20 27 State o f , f hM' d. c - .. . County of ,Sc:{) \ Y \ c \ "' - (Seal) • (SignaJ 2' ƒ t Notary Pub'l \ n State of Flo ( idaJ I .:)V \ _(:, \ \ .in. , ��� L � (Name of Nn t; uy Public) , • . _ P , r o ouce d Identification V Personally Know n Type ofldent,f• < • i , \ IC...., \ l � \ . � _ l., _ •

NEVADA STATE BUSINESS LICENSE ADIA MED, INC. Nevada Business Identification # NV19751001879 Expiration Date: 04/30/2027 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202606026719462 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/02/2026. FRANCISCO V. AGUILAR Secretary of State